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                                                                      EXHIBIT 11

                            BROADWAY & SEYMOUR, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                     (In thousands, except per share data)
                                  (Unaudited)



                                                                                      Year Ended December 31,
                                                                              1997            1996             1995
                                                                            -------         -------        --------
Net income (loss)                                                           $ 2,939         ($2,248)       ($11,380)
                                                                            =======         =======        ========

BASIC EARNINGS PER SHARE:

    Weighted average common shares outstanding                                9,085           8,914           8,606
                                                                            =======         =======        ========

    Net income (loss) per common share                                      $  0.32         ($ 0.25)       ($  1.32)
                                                                            =======         =======        ========


DILUTED EARNINGS PER SHARE:

    Weighted average common shares outstanding                                9,085           8,914           8,606

    Addition from assumed exercise of stock options                              52
                                                                            -------         -------        --------

    Weighted average common and common equivalent
        shares outstanding                                                    9,137           8,914           8,606
                                                                            =======         =======        ========

    Net income (loss) per common and common equivalent share                $  0.32         ($ 0.25)       ($  1.32)
                                                                            =======         =======        ========